UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

BOSTON PROPERTIES, INC.

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrants As Specified in its Charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2016, the Board of Directors of Boston Properties, Inc. (the “Company”) elected Michael R. Walsh, age 49, to the position of Senior Vice President, Chief Accounting Officer of the Company. Mr. Walsh rejoins the Company after most recently serving as Executive Vice President, Chief Financial Officer and Treasurer of Paramount Group, Inc. (“Paramount”), a real estate investment trust focused on Class A office properties in New York City, Washington, D.C. and San Francisco, from March 26, 2015 to March 2, 2016. Before joining Paramount, Mr. Walsh was the Senior Vice President, Finance and Capital Markets of the Company where he served in various capacities since 1986. While at the Company, he was most recently responsible for overseeing its accounting, financial reporting, financial analysis and tax functions and participated extensively in investor relations matters. Mr. Walsh received a BS, magna cum laude, from Eastern Nazarene College.

Upon the effectiveness of Mr. Walsh’s election as Senior Vice President, Chief Accounting Officer, Mr. Walsh was designated as the Company’s principal accounting officer. Michael E. LaBelle, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, who had assumed the responsibilities as the Company’s principal accounting officer on April 29, 2016, will relinquish these responsibilities upon the effectiveness of Mr. Walsh’s election to his new position.

In addition, upon the effectiveness of Mr. Walsh’s election as Senior Vice President, Chief Accounting Officer, Mr. Walsh will be a Covered Employee for purposes of the Company’s Executive Severance Plan (as amended, the “Plan”). The Plan was initially adopted in July 1998 to reinforce and encourage the continued attention and dedication of the Senior Vice Presidents of the Company and the Vice Presidents with ten (10) or more years of service with the Company to their assigned duties in the face of circumstances arising from the possibility of a Change in Control. The Plan provides for the payment of severance benefits to each such officer in the event of termination under certain circumstances within 12 months following a “change in control” in an amount equal to the sum of two (2) times such officer’s annual base salary and two (2) times the amount of the average annual bonus earned by such officer with respect to the three (3) calendar years immediately prior to the “change in control.” The Plan also provides for continued health, dental and life insurance benefits, financial counseling, tax preparation assistance and outplacement counseling for two (2) years following termination of employment. In addition, Mr. Walsh entered into an indemnification agreement with the Company and Boston Properties Limited Partnership (“BPLP”) that is substantially in the form of the existing indemnification agreement entered into among the Company, BPLP and each of the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its General Partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 27, 2016